EXHIBIT NO. 99(b) 2

Master Amended and Restated By-Laws, January 1, 2002, as revised August 22, 2007

APPENDIX A

Revised: December 18, 2007

TRUST	FISCAL YEAR END
MFS Series Trust I	08/31
MFS Series Trust II	11/30
MFS Series Trust III	01/31
MFS Series Trust IV	08/31
MFS Series Trust V	09/30
MFS Series Trust VI	10/31
MFS Series Trust VII	11/30
MFS Series Trust VIII	10/31
MFS Series Trust IX	04/30	*
	10/31	**
MFS Series Trust X	05/31	♦
	07/31	♦♦
	08/31	♦♦♦
MFS Series Trust XI	09/30
MFS Series Truist XII	4/30	***
MFS Series Trust XIII (formerly MFS Government Securities Fund)	2/28
MFS Series Trust XIV	8/31

*	The fiscal year end is 4/30 for the following series of MFS Series Trust IX:

MFS Bond Fund	MFS Municipal Limited Maturity Fund
MFS Intermediate Investment Grade Bond Fund	MFS Research Bond Fund
MFS Limited Maturity Fund	MFS Research Bond Fund J

**	The fiscal year end is 10/31 for the following series of MFS Series Trust IX:

MFS Inflation Adjusted Bond Fund

♦	The fiscal year end is 5/31 for the following series of MFS Series Trust X:

MFS Aggressive Growth Allocation Fund	MFS International Growth Fund
MFS Conservative Allocation Fund	MFS International Value Fund
MFS Emerging Markets Equity Fund	MFS Moderate Allocation Fund
MFS Growth Allocation Fund	MFS International Diversification Fund

♦♦	The fiscal year end is 7/31 for the following series of MFS Series Trust X:

MFS Emerging Markets Debt Fund	MFS Strategic Value Fund
MFS New Endeavor Fund

♦♦♦	The fiscal year end is 8/31 for the following series of MFS Series Trust X:

MFS Floating Rate High Income Fund

***	The fiscal year end is 10/31 for the following series of MFS Series Trust XII:

MFS Sector Rotational Fund

TRUST	FISCAL YEAR END
MFS Series Trust XV	10/31

TRUST	FISCAL YEAR END
MFS Growth Opportunities Fund	12/31
Massachusetts Investors Growth Stock Fund	11/30
Massachusetts Investors Trust	12/31
MFS Municipal Series Trust	03/31
MFS Institutional Trust	06/30
MFS Variable Insurance Trust	12/31